EXHIBIT 5 TO
             FORM S-8 REGISTRATION STATEMENT
                      REGARDING
                 THE CLOROX COMPANY
          VALUE SHARING PLAN FOR PUERTO RICO



November 26, 1996


Ladies and Gentlemen:

This is with respect to the Registration Statement on Form S-8, to which this opinion is an exhibit, covering 20,000 shares of Clorox Common Stock which may be issued pursuant to exercise of options granted under The Clorox Company Value Sharing Plan for Puerto Rico.

It is my opinion that:

1. All necessary corporate action has been duly taken to adopt said Plan and said Plan was duly approved by action of the stockholders of The Clorox Company.

2. Said 20,000 shares of Clorox Common Stock have been reserved for purposes of said Plan and such shares, when issued on exercise of options granted in accordance with the terms and conditions of said Plan, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the aforesaid registration statement.

Very truly,


/s/ EDWARD A. CUTTER
Edward A. Cutter
Senior Vice President -
General Counsel and
Secretary